Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Winner Medical Group Inc. (the “Company”) on Form 10-K for the period ending September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jianquan Li, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, based upon a review of the Report:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Jianquan Li
Jianquan Li
President, Chief Executive Officer and Chairman of the Board of Directors (Principle Executive Officer)

Dated: December 19, 2006

A signed original of this written statement required by Section 906 has been provided to Winner Medical Group Inc. and will be retained by Winner Medical Group Inc. and furnished to the Securities and Exchange Commission or its staff upon request.